As filed with the Securities Exchange Commission on June 25, 2012

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EAGLE BULK SHIPPING INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-0453513
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Eagle Bulk Shipping Inc. 477 Madison Avenue New York, New York 10022 (212) 785-2500	Alan S. Ginsberg Chief Financial Officer Eagle Bulk Shipping Inc. 477 Madison Avenue New York, New York 10022 (212) 785-2500
(Address and telephone number of Registrant's principal executive offices)	(Name, address and telephone number of agent for service)

Copies to: Gary J. Wolfe, Esq. Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, including related preferred stock purchase rights (3), par value $0.01 per share	3,148,587	$2.84	$ 8,941,987.08	$1,024.75

(1)
Represents the aggregate number of shares of common stock issuable upon the exercise of warrants held by the selling shareholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also relates to an indeterminate number of additional shares of common stock that may become issuable with respect to the shares being registered hereunder to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average high and low prices of the common stock of Eagle Bulk Shipping Inc. on the Nasdaq Global Select Market on June 18, 2012.

(3)
Preferred stock purchase rights that initially trade together with the common shares. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS (subject to completion, dated June 25, 2012)

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

3,148,587 shares
Common Stock

EAGLE BULK SHIPPING INC.

This prospectus covers the resale by certain selling shareholders identified in this prospectus of up to an aggregate of 3,148,587 shares of our common stock issuable upon the exercise of outstanding warrants which were issued to the selling shareholders on June 20, 2012.

We are not offering any shares of common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares of common stock covered hereby.

Our common stock is currently listed on the Nasdaq Global Select Market under the symbol "EGLE."

The selling shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See "Plan of Distribution" for additional information.

An investment in our common stock involves a high degree of risk.  See the section entitled "Risk Factors" on page 5 of this prospectus, and other risk factors contained in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2012.

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	4
RISK FACTORS	5
USE OF PROCEEDS	6
FORWARD-LOOKING STATEMENTS	6
SELECTED FINANCIAL DATA	7
SELLING SHAREHOLDERS	8
PLAN OF DISTRIBUTION	9
EXPERTS	10
LEGAL MATTERS	10
WHERE YOU CAN FIND ADDITIONAL INFORMATION	11
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	11
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	12

ii

Unless otherwise indicated, all dollar references in this prospectus are to U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.

This prospectus is part of a registration statement that we filed with the SEC. The prospectus relates to 3,148,587 shares of our common stock issuable upon the exercise of warrants, which the selling shareholders named in this prospectus may sell from time to time. We will not receive any of the proceeds from these sales. We have agreed to pay the expenses incurred in registering these shares, including legal and accounting fees.

You should read this prospectus together with the additional information described under the heading "Where You Can Find More Information." You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. We have not, and the selling shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date other than the date mentioned on the cover page of these documents.

This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

In this prospectus, all references to "we," "our," "us" and the "Company" shall refer to Eagle Bulk Shipping Inc. and, unless the context requires otherwise, its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors beginning on page 5 of this prospectus and the more detailed information that appears later in this prospectus or is contained in any supplements to this prospectus or in the documents that we incorporate by reference into this prospectus.

Our Company

Eagle Bulk Shipping Inc. (the "Company"), incorporated under the laws of the Republic of the Marshall Islands (the "Marshall Islands") and headquartered in New York City, is engaged primarily in the ocean transportation of a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes. We operate in the Handymax sector of the dry bulk industry, with particular emphasis on the Supramax class of vessels. We own one of the largest fleets of Supramax dry bulk vessels in the world. Supramax dry bulk vessels range in size from 50,000 to 60,000 deadweight tons, or dwt. These vessels have the cargo loading and unloading flexibility of on-board cranes while offering cargo carrying capacities approaching that of Panamax dry bulk vessels, which range in size from 60,000 to 100,000 dwt and must rely on port facilities to load and offload their cargoes. We believe that the cargo handling flexibility and cargo carrying capacity of the Supramax class vessels make them attractive to charterers.  As of the date of this prospectus, we owned and operated a modern fleet of 45 oceangoing vessels, 43 Supramax and 2 Handymax, with a combined carrying capacity of 2,451,259 dwt and an average age of approximately five years.  In 2011, we completed our Supramax vessel newbuilding program.

We carry out the commercial and strategic management of our fleet through our wholly-owned subsidiary, Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company which maintains its principal executive offices in New York City. Each of our vessels is owned by us through a separate wholly owned Marshall Islands limited liability company.

We maintain our principal executive offices at 477 Madison Avenue, New York, New York 10022. Our telephone number at that address is (212) 785-2500. Our website address is www.eagleships.com. Information contained on our website does not constitute part of this prospectus.

Our Fleet

Our vessels are flagged in the Marshall Islands. Our vessels are all employed on time and voyage charters.  The following table represents certain information about the Company's operating fleet as of March 31, 2012.

Vessel	Year Built	Dwt	Charter Expiration (1)	Daily Charter Hire Rate

Avocet (2)	2010	53,462	Jun 2012	Voyage(3)

Bittern (2)	2009	57,809	Jun 2012 to Sep 2012	$11,990(3)

Canary (2)	2009	57,809	Apr 2012	$7,750(3)

Cardinal	2004	55,362	Dec 2012 to Feb 2013	Index(4)

Condor	2001	50,296	May 2012	$9,750

Crane (2)	2010	57,809	Apr 2012	Voyage(3)

Vessel	Year Built	Dwt	Charter Expiration (1)	Daily Charter Hire Rate

Crested Eagle	2009	55,989	Apr 2012	$7,250(3)

Crowned Eagle	2008	55,940	Aug 2012 to Oct 2012	$14,000

Egret Bulker	2010	57,809	Oct 2012 to Feb 2013	$17,650(5) (with 50% profit share over $20,000)

Falcon	2001	50,296	Mar 2012	Spot(3)

Gannet Bulker	2010	57,809	Jan 2013 to May 2013	$17,650(5) (with 50% profit share over $20,000)

Golden Eagle	2010	55,989	Apr 2012	$15,750

Goldeneye	2002	52,421	Oct 2012 to Jan 2013	Index(4)

Grebe Bulker	2010	57,809	Feb 2013 to Jun 2013	$17,650(5) (with 50% profit share over $20,000)

Harrier	2001	50,296	May 2012	$10,500(3)

Hawk I	2001	50,296	Apr 2012	$15,250(3)

Ibis Bulker	2010	57,775	Mar 2013 to Jul 2013	$17,650(5) (with 50% profit share over $20,000)

Imperial Eagle	2010	55,989	Nov 2012 to Feb 2013	Index(4)

Jaeger	2004	52,248	Nov 2012 to Jan 2013	Index(4)

Jay(2)	2010	57,802	Mar 2012	Spot(3)

Kestrel I	2004	50,326	Aug 2012 to Oct 2012	Index(4)

Kingfisher (2)	2010	57,776	Apr 2012	$10,000

Kite	1997	47,195	Apr 2012	$10,000

Kittiwake	2002	53,146	Mar2012	Spot(3)

Martin(2)	2010	57,809	Jun 2012 to Sep 2012	$10,500(3)

Merlin	2001	50,296	Mar 2012	Spot(3)

Nighthawk(2)	2011	57,809	May 2012	$11,250(3)

Oriole(2)	2011	57,809	Jun 2012	Voyage(3)

Osprey I	2002	50,206	Jul 2012 to Oct 2012	$10,000(3)

Owl(2)	2011	50,809	Jun 2012	Voyage(3)

Peregrine	2001	50,913	Apr 2012	$13,000(3)

Petrel Bulker	2011	57,809	May 2014 to Sep 2014	$17,650(5) (with 50% profit share over $20,000)

Puffin Bulker	2011	57,809	May 2014 to Sep 2014	$17,650(5) (with 50% profit share over $20,000)

Vessel	Year Built	Dwt	Charter Expiration (1)	Daily Charter Hire Rate

Redwing	2007	53,411	Apr 2012	$10,000(3)

Roadrunner Bulker	2011	57,809	Aug 2014 to Dec 2014	$17,650(5) (with 50% profit share over $20,000)

Sandpiper Bulker	2011	57,809	Aug 2014 to Dec 2014	$17,650(5) (with 50% profit share over $20,000)

Shrike	2003	53,343	Dec 2012 to Mar 2013	$11,300(3)

Skua	2003	53,350	May 2012 to Sep 2012	$10,500(3)

Sparrow	2000	48,225	May 2012 to Aug 2012	$10,000(3)

Stellar Eagle	2009	55,989	Apr 2012	$8,300

Tern	2003	50,200	Jul 2012 to Oct 2012	$10,000(3)

Thrasher (2)	2010	53,360	Jun 2012 to Aug 2012	$10,000(3)

Thrush	2011	53,297	Mar 2012	Spot(3)

Woodstar (2)	2008	53,390	Apr 2012	$6,000(3)

Wren (2)	2008	53,349	May 2012	$7,800(3)

(1)
The date range provided represents the earliest and latest date on which the charterer may redeliver the vessel to the Company upon the termination of the charter. The time charter hire rates presented are gross daily charter rates before brokerage commissions, ranging from 0.625% to 5.00%, to third party ship brokers.

(2)
The charter rate does not include any shortfall between the vessels' actual daily earnings and the $17,000 per day for which KLC is responsible. Revenue from KLC will be recognized when collectability is assured. In addition, through December 2015, we are entitled to100% of the profits on earnings between $17,000 to $21,000 per day and a 50% profit share on earnings above $17,000 per day from January 2016 to December 2018.

(3)	Upon conclusion of the previous charter. The vessel will commence a short-term charter for up to six months.
(4)	Index, an average of the trailing Baltic Supramax Index.
(5)	The charterer has an option to extend the charter by two periods of 11 to 13 months each.

THE OFFERING

Issuer	Eagle Bulk Shipping Inc.

Selling shareholders
Holders of our outstanding warrants exercisable for up to an aggregate of 3,148,587 shares of our common stock, which were issued on June 20, 2012 in a transaction exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act (the "Warrants").  Please see "Selling Shareholders."

Securities offered	Up to an aggregate of 3,148,587 shares of our common stock issuable upon exercise of the Warrants (the "Warrant Shares").

Use of proceeds	We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered pursuant to this prospectus.
Warrants
The Warrants are convertible on a cashless basis into shares of common stock equal to 19.99% of our outstanding common stock on June 20, 2012, or 3,148,587 shares, with a strike price of $0.01 per share of common stock. One-third of the warrants are exercisable immediately, the next third when our stock price reaches $10.00 per share (subject to certain customary adjustments in the event of stock splits, reverse stock splits and certain distributions to all holders of common stock) and the last third when our stock price reaches $12.00 per share (subject to the aforementioned adjustments).  Unexercised Warrants expire on June 20, 2022.  We are further required to maintain a registration statement for the resale of the Warrant Shares.

Registration Rights Agreement
In connection with the Fourth Amended and Restated Credit Agreement, we entered into a Registration Rights Agreement dated June 20, 2012 pursuant to which we agreed to register the Warrant Shares for resale under the Securities Act by the selling shareholders (the "Registration Rights Agreement"). Under the terms of the Registration Rights Agreement, we were required to file such registration statement with the Securities and Exchange Commission (the "Commission") on or before June 30, 2012. Pursuant to the Registration Rights Agreement, we also agreed to keep the registration statement effective until the Warrant Shares are otherwise freely tradable without restriction under Rule 144 under the Securities Act.  We also agreed to other customary obligations regarding registration, including matters relating to indemnification and payment of expenses.

Listing	Our common shares are listed on the Nasdaq Global Select Market under the symbol "EGLE".
Risk Factors	You should consider carefully all of the information that is contained or incorporated by reference in this prospectus and, in particular, you should evaluate the risks described under "Risk Factors."

RISK FACTORS

We have identified a number of risk factors which you should consider before buying our common shares or our other securities. Prior to making a decision about investing in our common stock, you should carefully consider the following risk factors, as well as specific risk factors discussed under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future. Please see "Incorporation of Certain Documents by Reference." The occurrence of one or more of those risk factors could adversely impact our results of operations or financial condition.

Future sales of our common stock issuable on exercise of the Warrants or any Cumulative Convertible Preferred Stock which we may issue in the future could cause the market price of our common stock to decline.

In connection with the Fourth Amended and Restated Credit Agreement, we issued warrants to purchase up to 3,148,587 shares of our common stock.  In addition, on the maturity date of the Fourth Amended and Restated Credit Agreement, we may convert a certain portion of our outstanding indebtedness into Cumulative Convertible Preferred Stock at certain prescribed rates, which may be converted into shares of our common stock at our option, subject to prior consent of holders of at least 33% of the outstanding shares of our common stock. We may also issue shares of our common stock in connection with future transactions, including one or more public or private offerings of shares of our common stock.   Sales of a substantial number of shares of our common stock in the public market or otherwise, or the perception that these sales could occur, may depress the market price for our common stock, and our shareholders may incur dilution from these sales. These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered pursuant to this prospectus.  Pursuant to the warrant agreement we have entered into with the selling shareholders, which provides for the cashless exercise of the Warrants, we will receive no proceeds from the exercise of the Warrants.

FORWARD-LOOKING STATEMENTS

Matters discussed in this document may constitute forward-looking statements.  The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation.  This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance.  The words "believe", "anticipate", "intend", "estimate", "forecast", "project", "plan", "potential", "will", "may", "should", "expect" and similar expressions identify forward-looking statements.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties.  Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including fluctuations in charterhire rates and vessel values, changes in demand in the drybulk vessel market, changes in the company's operating expenses, including bunker prices, drydocking and insurance costs, changes in governmental rules and regulations or actions taken by regulatory authorities including those that may limit the commercial useful lives of drybulk vessels, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, and other important factors described from time to time in the reports we file with the Commission.  We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to update or revise any forward-looking statements.

SELECTED FINANCIAL DATA

	Three Months Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009

Net income (loss)	(17,433,529)	(5,810,281)	$(14,819,749)	$26,844,650	$33,287,271
Weighted average shares outstanding:
Basic(1)	15,750,821	15,640,109	15,655,442	15,551,108	13,974,486
Diluted(1)	15,750,821	15,640,109	15,655,442	15,604,311	13,980,827
Per share amounts:
Basic net income (loss)(1)	$(1.11)	$(0.37)	$(0.95)	$1.73	$2.38
Diluted net income (loss)(1)	$(1.11)	$(0.37)	$(0.95)	$1.72	$2.38

(1)    Effective after the close of trading on May 22, 2012, the Company completed a 1 for 4 reverse stock split as previously approved by the Company's stockholders. All references herein to common stock and per share data have been retrospectively adjusted to reflect the reverse stock split.

SELLING SHAREHOLDERS

In connection with the Fourth Amended and Restated Credit Agreement, we issued the Warrants to the selling shareholders named below. Pursuant to the Registration Rights Agreement dated June 20, 2012, we agreed to register the Warrant Shares issuable on exercise of the Warrants for resale under the Securities Act by the selling shareholders. Under the terms of the Registration Rights Agreement, we were required to file such registration statement with the Commission on or before June 30, 2012. Pursuant to the Registration Rights Agreement, we also agreed to keep the registration statement effective until the Warrant Shares are otherwise freely tradable without restriction under Rule 144 under the Securities Act.

As of the date of this prospectus, based upon information provided by each respective selling shareholder identified below and other public documents filed with the Commission, none of the selling shareholders owns any shares of our common stock.  The selling shareholders, other than Uberior Trading Limited, are the lenders under our  Fourth Amended and Restated Credit Agreement, and we entered into the Warrant Agreement pursuant to which the Warrants were issued, the Registration Rights Agreement  and certain related agreements with the selling shareholders in connection with the Fourth Amended and Restated Credit Agreement.  Please see also "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources" in our Annual Report on Form 10-K for the year ended December 31, 2011, for a description of our material relationships with the selling shareholders.  The terms of the Fourth Amended and Restated Credit Agreement are described in detail in our Current Report on Form 8-K filed with the Commission on June 20, 2012, which is incorporated by reference herein.  See "Incorporation of Certain Documents By Reference" below.

The following table assumes that the selling shareholders will sell all of the shares of our common stock offered by them in this offering. However, the selling shareholders may offer all or some portion of our shares of common stock issuable upon exercise of outstanding warrants held by them. Accordingly, no estimate can be given as to the amount or percentage of our common stock that will be held by the selling shareholders upon termination of sales pursuant to this prospectus. The term "selling shareholder" includes the shareholders listed below and their respective transferees, assignees, pledges, donees and other successors.

We will bear all costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the selling shareholders. The selling shareholders will bear all commissions and discounts, if any, attributable to their respective sales of shares.

Shareholder	Number of Shares beneficially owned prior to this offering		Number of shares offered	Shares beneficially owned giving effect to this offering
	Number	Percentage(1)		Number	Percentage

The Royal Bank of Scotland plc	2,164,652	11.45%	2,164,652	0	0%
WestLB AG, London Branch	295,180	1.56%	295,180	0	0%
Bank of China Limited, London Branch	196,787	1.04%	196,787	0	0%
Uberior Trading Limited	196,787	1.04%	196,787	0	0%
Santander Asset Finance plc	147,590	*	147,590	0	0%
Sumitomo Mitsui Banking Corporation	98,394	*	98,394	0	0%
Crédit Industriel et Commercial	49,197	*	49,197	0	0%
Total	3,148,587(2)	16.66%	3,148,587(2)	0	0%

* Less than 1%

(1) Percentage ownership is based on 15,750,796 shares of our common stock outstanding as of the date of this prospectus together with the Warrant Shares issuable on exercise of the Warrants.

(2) To account for the rounding of fractional shares, the aggregate number of Warrant Shares offered hereby differs from the total number of Warrant Shares as set forth in the Warrant Agreement.

PLAN OF DISTRIBUTION

Our common shares covered by this prospectus may be offered and sold by the selling shareholders, or by transferees, assignees, donees, pledgees or other successors-in-interest of such shares received from the selling shareholders, directly or indirectly through brokers-dealers, agents or underwriters on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which such shares are traded, or through private transactions.  Our common shares covered by this prospectus may be sold by any method permitted by law, including, without limitation, one or more of following transactions:

●	ordinary brokerage transactions or transactions in which the broker solicits purchasers;

●	purchases by a broker or dealer as principal and the subsequent resale by such broker or dealer for its account;

●	block trades, in which a broker or dealer attempts to sell the shares as agent but may position and resell a portion of the shares as principal to facilitate the transaction;

●	through the writing of options on the shares, whether such options are listed on an options exchange or otherwise;

●	an exchange distribution in accordance with the rules of the applicable stock exchange;

●	through privately negotiated transactions;

●	through the settlement of short sales entered into after the date of this prospectus;

●	by agreement with a broker-dealers to sell a specified number of shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The selling shareholders may also transfer their shares by means of gifts, donations and contributions.  Subject to certain limitations under rules promulgated under the Securities Act, this prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers-dealers or agents and in private or public transactions.

The selling shareholders may sell their shares at market prices prevailing at the time of sale, at negotiated prices, at fixed prices or without consideration by any legally available means.   The aggregate net proceeds from the sale of the common shares will be the purchase price of such shares less any discounts, concessions or commissions received by broker-dealers or agents.  We will not receive any proceeds from the sale of any shares by the selling shareholders.

The selling shareholders and any broker-dealers or agents who participate in the distribution of our common shares may be deemed to be "underwriters" within the meaning of the Securities Act.  Any commission received by such broker-dealers or agent on the sales and any profit on the resale of share purchased by broker-dealers or agent may be deemed to be underwriting commissions or discounts under the Securities Act.  As a result, we have informed the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market.  The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

To the extent required with respect to a particular offer or sale of our common shares by the selling shareholders, we will file a prospectus supplement pursuant to Section 424(b) of the Securities Act, which will accompany this prospectus, to disclose:

•	the number of shares to be sold;

●	the purchase price;

●	the name of any broker-dealer or agent effecting the sale or transfer and the amount of any applicable discounts, commissions or similar selling expenses; and

●	any other relevant information.

The selling shareholders are acting independently of us in making decisions with respect to the timing, price, manner and size of each sale.  We have not engaged any broker-dealer or agent in connection with the sale of our common shares held by the selling shareholders, and there is no assurance that the selling shareholders will sell any or all of their shares. We have agreed to make available to the selling shareholders copies of this prospectus and any applicable prospectus supplement and have informed the selling shareholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers prior to any sale to them.

The selling shareholders may also sell all or a portion of our common shares in open market transactions under Section 4(1) of the Securities Act including transactions in accordance with Rule 144 promulgated thereunder, rather than under the shelf registration statement, of which this prospectus forms a part.

Pursuant to a requirement by The Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by the selling shareholders for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933, as amended.

We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

EXPERTS

The financial statements as of December 31, 2011 and for the year ended December 31, 2011 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2011 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Eagle Bulk Shipping Inc. as of December 31, 2010 and for the years ended December 31, 2010 and 2009 included in Eagle Bulk Shipping Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of U.S. and Marshall Islands law.  Certain other matters relating to United States Federal income tax considerations have also been passed upon for us by Seward & Kissel LLP, New York, New York.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual and special reports within the Commission. You may read and copy any document that we file at the Public Reference Room maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

●	Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on March 15, 2012;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed with the Commission on May 10, 2012;

●	Our Current Report on Form 8-K filed with the Commission on May 23, 2012;

●	Our Current Report on Form 8-K filed with the Commission on June 20, 2012;

●	Our "Description of Capital Stock" contained in our registration statement on Form 8-A, (File No. 000-51366) as amended, filed with the Commission on June 20, 2005;

●	Our "Description of Registrant's Securities to be Registered" contained in our registration statement on Form 8-A, (File No. 001-33831), filed with the Commission on November 13, 2007;

●	Our Definitive Proxy Statement for the 2012 Annual Meeting of Stockholders, filed on April 30, 2012; and

●
All documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement where such information under applicable Forms and regulations of the Commission is not deemed to be "filed" under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we indicate in the report or filing containing such information that the information is to be considered "filed" under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the Commission free of charge at the Commission's website or our website at www.eagleships.com soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement. You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Eagle Bulk Shipping Inc.
477 Madison Avenue
New York, NY 10022
(212) 785-2500

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Business Corporation Act (the "BCA") of the Marshall Islands authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors' fiduciary duties. Our bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorneys' fees and disbursements and court costs) to our directors and offices and carry directors' and officers' insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive offices.

The limitation of liability and indemnification provisions in our amended and restated articles of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

We estimate the expenses, other than any underwriting discounts and commissions, in connection with the issuance and distribution of securities in this offering to be as follows. The selling shareholders will not bear any of the expenses set forth below.

Registration Fee	$1,024.75
Legal Fees and Expenses	(1)
Accountants' Fees and Expenses	(1)
Miscellaneous Costs	(1)
Total	$(1)

(1)	The number of offerings is indeterminable and the expenses cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

The bylaws of the Company provide that every director and officer of the Company shall be indemnified out of the funds of the Company against:

(1)    all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director or officer acting in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election, provided always that such indemnity shall not extend to any matter which would render it void pursuant to any Marshall Islands statute from time to time in force concerning companies insofar as the same applies to the Company (the "Companies Acts"); and

(2)    all liabilities incurred by him as such director or officer in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:

Indemnification of directors and officers.

(1)  Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the bests interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)  Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)  Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)  Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 16.    Exhibits and Financial Statement Schedules.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(a)           Under Rule 415 of the Securities Act,

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Not applicable

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Not applicable

(d)	Not applicable

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) – (g)  Not applicable

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) – (l)   Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on June 25, 2012.

EAGLE BULK SHIPPING INC.

By: /s/ Sophocles N. Zoullas
Name: Sophocles N. Zoullas
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Sophocles N. Zoullas, Alan S. Ginsberg, Gary J. Wolfe and Edward S. Horton his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any related registration statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on June 25, 2012 in the capacities indicated.

Signature	Title

/s/ Sophocles N. Zoullas	Director, President and Chief Executive Officer
Sophocles N. Zoullas

/s/ Jon Tomasson	Director
Jon Tomasson

/s/ Alexis P. Zoullas	Director
Alexis P. Zoullas

/s/ David B. Hiley	Director
David B. Hiley

/s/ Douglas P. Haensel	Director
Douglas P. Haensel

/s/ Thomas Winmill	Director
Thomas Winmill

/s/ Joseph Cianciolo	Director
Joseph Cianciolo
/s/ Alan S. Ginsberg	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Alan S. Ginsberg

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly undersigned representative in the United States of Eagle Bulk Shipping Inc., has signed this registration statement in the City of New York, State of New York, on June 25, 2012.

EAGLE BULK (DELAWARE) LLC By: Eagle Bulk Shipping, Inc., its Sole Member

By: /s/ Alan S. Ginsberg Name: Alan S. Ginsberg Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of Form S-1/A filed on June 20, 2005 (file no. 333-123817)).
3.2	Articles of Amendment to the Company's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company's Report on Form 8-K filed on May 23, 2012).
3.3	Amended and Restated By Laws of the Company (incorporated herein by reference to Exhibit 3.2 of Form S-1/A filed on June 20, 2005 (file no. 333-123817)).
3.4
Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's registration statement on Form 8-A dated November 13, 2007).

4.1	Specimen Common Share Certificate (incorporated herein by reference to Exhibit 4 of Form S-1/A filed on June 20, 2005 (file no. 333-123817)).
4.2
Amended and Restated Rights Agreement between the Company and Computershare Trust Company, N.A. (incorporated herein by reference to Exhibit 4.1 of the Company's registration statement on Form 8-K filed on June 20, 2012).

5.1	Opinion of Seward & Kissel LLP, counsel to the Company, on the validity of the common shares.
23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
23.3	Consent of PricewaterhouseCoopers LLP.
24	Power of Attorney (contained in signature page).

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